EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Med-Design Corporation
Ventura, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration Nos. 333-05927, 333-22201, 333-31858, 333-65472, 333-86432, 333-99161, 333-108759 and 333-115511) and S-8 (Registration Nos. 333-75957, 333-90933, 333-49194 and 333-99163) of The Med-Design Corporation of our report dated March 5, 2004 relating to the consolidated financial statements for the year ended December 31, 2003, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers, LLP
Los Angeles, California
March 31, 2006